The Oakmark Funds' Fee Schedules October 30, 2003 through October 31, 2004

Oakmark Fund                     1.00% up to $2 billion; 0.90%
                                 on the next $1
                                 billion; 0.80% on the next $2
                                 billion; and

                                 0.75% over $5 billion
Select Fund                      1.00% up to $1 billion; 0.95%
                                 on the next $500 million; 0.90%
                                 on the next $500 million;
                                 0.85% on the next $500 million;
                                 0.80% over
                                 $2.5 billion; and 0.75% over $5
                                 billion

Small Cap Fund                   1.00%

Equity and Income Fund           0.75% up to $5 billion; 0.70%
                                 on the next $2.5
                                 billion; 0.675% on the next
                                 $2.5 billion; and
                                 0.65% over $10 billion

Global Fund                      1.00% up to $2 billion; 0.95%
                                 on the next $2
                                 billion; and 0.90% over $4
                                 billion

International Fund               1.00% up to $2 billion; 0.95%
                                 on the next $1
                                 billion; and 0.85% over $3
                                 billion

International Small Cap Fund     1.25% up to $500 million; and
                                 1.10% over
                                 $500 million